UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

PTC Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 370-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on February 12, 2025. Three proposals were before the meeting:

•
Elect eight directors to serve until the 2026 Annual Meeting of Shareholders;
•
Advisory vote to approve the compensation of our named executive officers (Say-on-Pay);
•
Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.

The votes with respect to the proposals are set forth below.

Elect Eight Directors to Serve until the 2026 Annual Meeting of Shareholders.
	For	Withheld	Broker Non-Votes
Neil Barua	96,760,861	11,042,521	4,403,779
Mark Benjamin	92,277,482	15,525,900	4,403,779
Robert Bernshteyn	97,227,562	10,575,820	4,403,779
Janice Chaffin	94,948,603	12,854,779	4,403,779
Amar Hanspal	95,019,863	12,783,519	4,403,779
Michal Katz	96,589,574	11,213,808	4,403,779
Paul Lacy	91,187,179	16,616,203	4,403,779
Corinna Lathan	95,827,562	11,975,820	4,403,779

Advisory vote to approve the compensation of our named executive officers (Say-on-Pay).
For	Against	Abstain	Broker Non-Votes
100,420,452	6,925,471	457,459	4,403,779

Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025.
For	Against	Abstain	Broker Non-Votes
100,317,323	11,856,139	33,699	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PTC Inc.

Date:	13 February 2025	By:	/s/Catherine Gorecki
Catherine Gorecki Senior Vice President, Corporate & Securities Counsel, Assistant Secretary